UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2022 (February 8, 2022)

Evolution Petroleum Corporation
(Exact name of registrant as specified in its charter)

 001-32942
(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1155 Dairy Ashford Road, Suite 425, Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)
(713) 935-0122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value	EPM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2022, Evolution Petroleum Corporation (the "Company") entered into a Purchase and Sale Agreement ("PSA") with Exaro Energy III, LLC ("Exaro"). Pursuant to the PSA, the Company will acquire from Exaro a non-operating working interest in its Jonah Field properties in Wyoming for a purchase price of approximately $29.4 million in cash (the "Purchase Price"). Contemporaneous with the execution of the PSA, the Company paid Exaro a deposit of $1.47 million. The Company expects to fund the balance of the Purchase Price with a combination of borrowings under its senior secured credit facility and cash on hand.

The acquired assets include an average working interest of 19.3% and an average revenue interest of 14.7% in 648 producing wells and approximately 1,040 net acres in the Jonah Field in Sublette County, Wyoming. Current net daily production of the acquired assets is approximately 14.2 MMCFepd, based on the average for the three months ended September 30, 2021, with a commodity split of 88% natural gas, 6% oil, and 6% NGLs. The acquired assets are expected to add 42.0 Bcfe of proved reserves based on December 31, 2021 SEC pricing.

The effective date of the acquisition is February 1, 2022 and the transaction is expected to close on or about April 1, 2022. The transaction is subject to customary closing conditions. The PSA contains customary representations and warranties, covenants, indemnification, and termination provisions and also provides for various purchase price adjustments to be calculated as of the closing date.

The foregoing description of the PSA and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the PSA, which will be filed at a later date.

There is no assurance that the Company will complete this acquisition on the terms contemplated in this Current Report on Form 8-K or at all.

Item 2.02 Results of Operations and Financial Condition.

On February 9, 2022, Evolution Petroleum Corporation issued a press release reporting on financial and operating results for the fiscal quarter ended December 31, 2021.  A copy of the press release, dated February 9, 2022, regarding the Company’s financial and operating results, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This information is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by Item 2.02.

Item 7.01 Regulation FD Disclosure.

On February 9, 2022, the Company issued a press release disclosing the PSA. A copy of the press release is included herewith as Exhibit 99.2 and the information in the press release is incorporated by reference into this Item 7.01.

Item 8.01 Other Events.

On February 3, 2022, the Company approved the declaration of a $0.10 per common share dividend for the third fiscal quarter of 2022 payable on March 31, 2022.
Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Evolution Petroleum Corporation Press Release regarding its financial and operating results, dated February 9, 2022
99.2	Evolution Petroleum Corporation Press Release regarding the Jonah Field Purchase and Sale Agreement with Exaro Energy III, LLC, dated February 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Date:	February 10, 2022	By:	/s/ RYAN STASH
		Name:	Ryan Stash
		Title:	Senior Vice President, Chief Financial Officer
and Treasurer

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